Exhibit 10.38

2009 LONG-TERM EQUITY INDUCEMENT PLAN

RESTRICTED STOCK UNIT AWARD CERTIFICATE

THIS AWARD is made this [Date}(the “Award Date”) by Semtech Corporation, a Delaware corporation (the “Corporation”), to [Name] (the “Participant”).

R E C I T A L S

A. The Corporation has established the Corporation’s 2009 Long-Term Equity Inducement Plan (the “Plan”) in order to provide eligible persons of the Corporation with an opportunity to acquire shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”).

B. The Plan Administrator has determined that it would be in the best interests of the Corporation and its stockholders to grant the restricted stock unit award (the “Award”) described in this Award Certificate to the Participant as compensation, as an inducement to join and remain in the service of the Corporation, and as an incentive for increasing efforts during such service.

NOW, THEREFORE, this Award is made on the following terms and conditions:

1. Definitions and Incorporation. Capitalized terms used in this Award Certificate and not otherwise defined herein shall have the meanings given to such terms in the Plan. The Plan is hereby incorporated in and made a part of this Award Certificate as if fully set forth herein.

2. Award of Stock Units. Pursuant to the Plan, the Corporation hereby awards to the Participant as of the date hereof an Award with respect to [                    ] restricted stock units (subject to adjustment in accordance with Section 8 of the Plan) (the “Stock Units”), which Stock Units are restricted and subject to forfeiture on the terms and conditions hereinafter set forth. As used herein, the term “Stock Unit” shall mean a non-voting unit of measurement which is deemed solely for purposes of calculating the amount of payment under the Plan and this Award Certificate to be equivalent to one outstanding share of the Common Stock (subject to adjustment in accordance with Section 8 of the Plan). The Stock Units shall be used solely as a device for the determination of the payment to eventually be paid to the Participant if such Stock Units vest pursuant to Section 4 hereof. The Stock Units shall not be treated as property or as a trust fund of any kind. The Participant acknowledges that the Plan Administrator may use a broker or other third party to facilitate its Stock Unit award recordkeeping and agrees to comply with any administrative rules and procedures regarding Stock Unit awards as may be in place from time to time. The Participant acknowledges and agrees that the Corporation may require that any Common Stock received under the Award be deposited in a brokerage account (in the name of the Participant) with a broker designated by the Corporation, and the Participant agrees to take such reasonable steps as the Corporation may require to open and maintain such an account.

The Participant hereby agrees that no payment under this Award certificate or any other contract, arrangement, or program shall be made to the Participant if Section 162(m) of the Internal Revenue Code of 1986, as amended, would prevent the Corporation from receiving a deduction for such payment. If, however, any payment is withheld pursuant to the previous sentence, the Corporation shall delay such payment only until the first calendar year that the Corporation may pay Participant and still receive a deduction for such payment, as determined by the Corporation.

3. Rights as a Shareholder; Dividends and Voting.

(a) Limitations on Rights Associated with Units. The Participant shall have no rights as a shareholder of the Corporation, no dividend rights (except as expressly provided in Section 3(b) below with respect to dividend equivalent rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying such Stock Units.

(b) Dividend Equivalent Rights Distributions. In the event that the Corporation pays an ordinary cash dividend on its Common Stock and the related dividend payment record date occurs at any time after the Award Date and before all of the Stock Units subject to the Award have either been paid pursuant to Section 5 or terminated pursuant to Section 4, the Corporation shall credit the Participant as of such record date with an additional number of Stock Units equal to (i) the per-share cash dividend paid by the Corporation on its Common Stock with respect to such record date, multiplied by (ii) the total number of outstanding and unpaid Stock Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 8 of the Plan and/or Section 9 hereof) subject to the Award as of such record date, divided by (iii) the fair market value of a share of Common Stock (as determined under the Plan) on such record date. Any Stock Units credited pursuant to the foregoing provisions of this Section 3(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate. No crediting of Stock Units shall be made pursuant to this Section 3(b) with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 5 or terminated pursuant to Section 4.

4. Vesting; Termination of Employment.

(a) Vesting in General. Subject to Section 4(b) below, the Award shall vest and become nonforfeitable with respect to twenty-five percent (25%) of the total number of Stock Units (subject to adjustment under Section 8 of the Plan) on each of the first, second, third and fourth anniversaries of the Award Date. The Participant has no right to pro-rated vesting with respect to the Award if his or her services to the Corporation or one of its Subsidiaries terminates before any applicable vesting date with respect to the Award (regardless of the portion of the vesting period the Participant was in service to the Corporation and/or any of its Subsidiaries).

(b) Effect of Termination of Employment. If the service of the Participant with the Corporation or a Subsidiary is terminated for any reason, then the Stock Units (and related dividends) which have not vested as of the date of the Participant’s termination of service (the “Termination Date”) shall terminate. If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable Termination Date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

5. Timing and Manner of Payment of Stock Units. On or as soon as practicable following (and in all events within thirty (30) days after) the vesting of any portion of the Award pursuant to Section 4(a), the Corporation shall deliver to the Participant a number of shares of Common Stock equal to the number of Stock Units subject to the Award that vested on that particular vesting date; provided, however, that the Corporation reserves the right to settle any Stock Units credited as dividend equivalents pursuant to Section 3(b) by cash payment. In the event of such a cash payment, the cash payable with respect to a Stock Unit shall equal the fair market value of a share of Common Stock (such fair market value determined under the Plan) as of the vesting date of that Stock Unit. The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 9.1 of the Plan. The Participant shall have no further rights with respect to any Stock Units that are paid pursuant to this Section 5 or that terminate pursuant to Section 4(b).

6. Non-Transferability of Award. This Award is personal and, prior to the time they have become vested pursuant to Section 4 hereof or Section 8 of the Plan, neither the Stock Units nor any rights hereunder may be transferred, assigned, pledged or hypothecated by the Participant in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution, nor shall any such rights be subject to execution, attachment or similar process; provided, however, that such restrictions shall not apply to transfers to the Corporation. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Participant’s unvested rights under this Award shall be null and void.

7. Not a Contract of Employment. Nothing in this Award Certificate gives the Participant the right to remain in the employ of or other service to the Corporation or any Subsidiary or to affect the absolute and unqualified right of the Corporation and any of its Subsidiaries to terminate the Participant’s employment or other service at any time for any reason or no reason and with or without Cause or prior notice. Except to the extent explicitly provided otherwise in a then effective written employment contract executed by the Participant and the Corporation, the Participant is an at will employee whose employment may be terminated without liability at any time for any reason. By accepting this Award, the Participant acknowledges and agrees that (a) any person who is terminated before full vesting of an award, such as the one granted to the Participant by this Award Certificate, could attempt to argue that he or she was terminated to preclude vesting, (b) the Participant promises never to make such a claim, and (c) in any event, the Participant has no right to pro-rated vesting with respect to the Award if his or her employment or other service terminates before any applicable vesting date with respect to the Award (regardless of the portion of the vesting period the Participant was actually employed by the Corporation and/or any of its Subsidiaries).

8. Tax Consequences.

(a) Tax Consultation. The Participant may suffer adverse tax consequences as a result of his or her acquisition or disposition of the Stock Units. The Participant will be solely responsible for satisfaction of any taxes that may arise (including taxes arising under Section 409A of the Code) with respect to the Award. The Corporation shall not have any obligation whatsoever to pay such taxes. The Corporation has not and will not provide any tax advice to the Participant. The Participant should consult with his or her own personal tax advisors to the extent he or she deems advisable in connection with the acquisition or disposition of the Stock Units.

(b) Withholding. Upon any distribution of shares of Common Stock in respect of the Stock Units, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

9. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 8 of the Plan, the Plan Administrator may make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 3(b) of this Award Certificate.

10. Severability. In the event that any provision or portion of this Award Certificate shall be determined to be invalid or unenforceable for any reason, in whole or in part, in any jurisdiction, the remaining provisions of this Award Certificate shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law in such jurisdiction, and such invalidity or unenforceability shall have no effect in any other jurisdiction.

11. Binding Effect. This Award Certificate shall extend to, be binding upon and inure to the benefit of the Participant and the Participant’s legal representatives, heirs, successors and assigns (subject, however, to the limitations set forth in Section 6 with respect to the transfer of this Award Certificate or any rights hereunder or of the Stock Units), and upon the Corporation and its successors and assigns, regardless of any change in the business structure of the Corporation, be it through spin-off, merger, sale of stock, sale of assets or any other transaction.

12. Notices. Any notice to the Corporation contemplated by this Award Certificate shall be in writing and addressed to it in care of its President; and any notice to the Participant shall be addressed to him or her at the address on file with the Corporation on the date hereof or at such other address as he or she may hereafter designate in writing.

13. Entire Agreement. This Award Certificate, together with the Plan, constitutes the entire understanding between the Corporation and the Participant with regard to the subject matter of this Award Certificate. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter of this Award Certificate.

14. Waiver. The waiver of any breach of any duty, term or condition of this Award Certificate shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or of any other duty, term or condition of this Award Certificate.

15. Interpretation. The interpretation, construction, performance and enforcement of the terms and conditions of this Award Certificate and the Plan shall lie within the sole discretion of the Plan Administrator, and the Plan Administrator’s determinations shall be conclusive and binding on all interested persons.

16. Choice of Law; Arbitration. This Award Certificate shall be governed by, and construed in accordance with, the laws of the State of California (disregarding any choice-of-law provisions). Any dispute or disagreement regarding the Participant’s rights under this Award Certificate shall be settled solely by binding arbitration in accordance with applicable rules of the American Arbitration Association.

17. Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Award Certificate shall be construed and interpreted consistent with that intent.

SEMTECH CORPORATION
a Delaware Corporation

By:

Title:

4